                                                                  EXHIBIT T3A
                     RESTATED ARTICLES OF INCORPORATION OF
                                  BISSELL INC.

         1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641-651, Act 284, Public Acts of 1972.

         2.      The present name of the corporation is BISSELL INC.

         3.      All of the former names of the corporation are as follows:

                 THE BISSELL CORPORATION

                 BISSELL CARPET SWEEPER COMPANY

         4. The date of filing the original Articles of Incorporation was December 28, 1923.

         5. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

                                   ARTICLE I

         The name of the corporation is:

                                  BISSELL INC.

                                   ARTICLE II

         The purpose of the corporation is to engage in any one or more lawful acts or activities within the purposes for which corporations may be organized under the Business Corporation Act.

                                  ARTICLE III

         The total authorized capital stock of the corporation is one hundred twenty thousand (120,000) shares of common stock of the par value of Ten Dollars ($10) per share, and forty thousand (40,000} shares of preferred stock, of the par value of Ten Dollars ($10) per share.

         The following provisions are applicable to the authorized stock of the corporation:

(A)      PROVISIONS APPLICABLE TO COMMON STOCK:

         (1) All shares of common stock shall be of one class. Each holder of common stock shall be entitled to one vote for each share held by him.
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                (2)     Subject to the preferential dividend rights, if any,
         applicable to shares of preferred stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for preferred stock, the holders of common stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

                (3) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of preferred stock, holders of common stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them. The board of directors may distribute in kind to the holders of common stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any person and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of common stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

(B)      PROVISIONS APPLICABLE TO PREFERRED STOCK:

(1)      Provisions to be Fixed by the Board of Directors

         The board of directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, conversion, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the board of directors, and as are not stated in these Articles, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

         (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors.

         (b)     The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.
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         (c)     Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

         (d) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

         (e) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or non-cumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

         (f) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the price, or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

         (g) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provision) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

         (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

         (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of these Articles.
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(2)      Provisions Applicable to All Preferred Stock:

         (a) All preferred stock shall rank equally and be identical in all respects except as to the matters permitted to be fixed by the board of directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

         (b) Shares of preferred stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act be given the status of authorized and unissued shares of preferred stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of preferred stock.

                                   ARTICLE IV

         The address (which is the mailing address) of the current registered office of the corporation is 2345 Walker Avenue, N.W., Grand Rapids, Michigan 49504.

         The name of the current resident agent is John M. Bissell.

                                   ARTICLE V

         When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


                                   ARTICLE VI

         Any action required or permitted by the Michigan Business Corporation Act, these Articles, or the bylaws of the corporation, to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or
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consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                  ARTICLE VII

         The board of directors may, by resolution or resolutions, confer upon the holders of any one or more bonds, debentures, and notes issued or to be issued by the corporation as part of the terms of such bonds, debentures, or note, rights to inspect the corporate books and records and to vote in. the election of directors and on any other matters on which shareholders of the corporation may vote, to the extent, in the manner, and subject to the conditions prescribed in such resolution or resolutions.

                                  ARTICLE VIII

         The corporation shall indemnify its present and past directors, officers, employees, and agents, and such other persons as it shall have the power to indemnify, to the full extent permitted under, and subject to the limitations of, the Michigan Business Corporation Act.

                                   ARTICLE IX

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and to add additional Articles hereto, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                   ARTICLE X

         The duration of the corporation is perpetual.

                                   ARTICLE XI

         No holder of shares of stock of the corporation of any class which are now or hereafter may be authorized shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock of any class which are now or hereafter may be authorized or any rights or options of the corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation, by amendment thereof or out of the shares of stock of the corporation acquired by it after the issuance thereof, nor shall any shareholder be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the corporation may issue or sell that shall be convertible into or exchangeable for stock or which shall have attached to or appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive any shares of the capital stock from the corporation. However, all or such additional issues of stock, rights and options or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock may be issued and disposed of by the Board of Directors to such persons, firms or corporations upon such terms as they may deem advisable.

         With respect to any portion of the stock of the corporation which is now or hereafter may be authorized or to any obligations convertible into stock of the corporation, should the Board of Directors offer the same to the shareholders of any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors to dispose of other portions of said stock subsequently without so offering the same to the shareholders. The acceptance of stock in the corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by the shareholders of the corporation.

         These Restated Articles of Incorporation were duly adopted by the shareholders on the 8 day of April, 1974, in accordance with the provisions of
Section 642, Act 284, Public Acts of 1972. The necessary number of shares as required by statute were voted in favor of the Restated Articles of Incorporation.

         Dated this 8 day of April, 1974.

                                        BISSELL INC.

                                        By: /s/ John M. Bissell
                                            ------------------------------
                                            John M. Bissell, President

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

    Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is:   Bissell Inc.

2.       The corporate identification number (CID) assigned by the Bureau is:
174-734.

3.       The location of its registered office is:

                2345 Walker, N.W., Grand Rapids, Michigan 49504

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE III

         The total authorized capital stock of the corporation is three million (3,000,000) shares of common stock of the par value of One Dollar ($1.00) per share and forty thousand (40,000) shares of preferred stock, of the par value of Ten Dollars ($10.00) per share.

    The following provisions are applicable to the authorized stock of the corporation:

(A)      PROVISIONS APPLICABLE TO COMMON STOCK:

         (1) All shares of common stock shall be of one class. Each holder of common stock shall be entitled to one vote for each share held by him.

         (2) Subject to the preferential dividend rights, if any, applicable to shares of preferred stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for preferred stock, the holders of common stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

         (3) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of preferred stock, holders of common stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of common stock held by them. The board of directors may distribute in kind to the holders of common stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any person and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of common stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

(B)      PROVISIONS APPLICABLE TO PREFERRED STOCK:

         (1)     Provisions to be Fixed by the Board of Directors:

         The board of directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, conversion, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the board of directors, and as are not stated in these Articles, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

         (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors.

         (b) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

         (c) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

         (d) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

                (e) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

                (f) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

                (g) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the. shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

                (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

         (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and shall not be inconsistent with the provisions of these Articles.

                (2)      Provisions Applicable to All Preferred Stock:

                (a) All preferred stock shall rank equally and be identical in all respects except as to the matters permitted to be fixed by the board of directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

                (b) Shares of preferred stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act be given the status of authorized and unissued shares of preferred stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of preferred stock."

         The foregoing amendment to the Articles of Incorporation was duly adopted on the 19th day April, 1988. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

         Signed this 19th day of April, 1988.


                                        BISSELL Inc.

                                        By: /s/ John M. Bissell
                                            ------------------------------
                                              John M. Bissell, President

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

    Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is:   Bissell Inc.

2.       The corporate identification number (CID) assigned by the Bureau is:
174-734.

3.       The location of its registered office is:

                2345 Walker, N.W., Grand Rapids, Michigan 49504

4. Articles VIII and XII of the Articles of Incorporation are hereby amended to read as follows:

                                 "ARTICLE VIII

         Directors and executive officers of the Corporation shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their service to the corporation as directors or executive officers or in any other capacity. Persons who are not directors or executive officers may be similarly indemnified to the extent authorized at any time by the Board of Directors of the corporation.

                                  ARTICLE XII

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except liability for:

         (a) any breach of the director's duty of loyalty to the corporation or its shareholders;

         (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of the law;

         (c) a violation of Section 551(1) of the Michigan Business Corporation Act; and

         (d) any transaction from which the director derived an improper personal benefit.

         If, after adoption of this Article by the shareholders of the corporation, the Michigan Business Corporation Act is amended to further eliminate or limit the liability of a director, then a director of the corporation shall not be liable to the corporation or its shareholders to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. No amendment to or alteration, modification or repeal of this Article shall increase the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, alteration, modification or repeal."

         The foregoing amendment to the Articles of Incorporation was duly adopted on the 18th day of April, 1989. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

                                        Signed this 18th day of April, 1989.

                                         By: /s/ John M. Bissell
                                             -------------------------------
                                             John M. Bissell, President